Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 6, 2002, in Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-75998) and related Prospectus of Viragen International, Inc. for the Registration of 23,465,520 shares of its common stock.

/s/ Ernst & Young LLP

Miami, Florida

October 31, 2002